Exhibit 10.10

CUMMINGS PROPERTIES, LLC

STANDARD FORM

COMMERCIAL LEASE

Cummings Properties, LLC (“LESSOR”) hereby leases to Allena Pharmaceuticals. Inc. (a DE corp.), One Newton Executive Park, Suite 202, Newton, MA 02462 (“LESSEE”), the following premises, approximately 7,162 square feet (including 4.7% common area) at 142-B North Road, Sudbury, MA 01776 (“premises”), for a term of one year commencing at noon on September 1, 2016 and currently scheduled to terminate at noon on August 30, 2017 unless sooner terminated or extended as herein provided. LESSOR and LESSEE now covenant and agree that the following terms, conditions, covenants, and obligations (“terms”) shall govern the lease.

1. RENT. LESSEE shall pay LESSOR base rent of one hundred five thousand nine hundred ninety nine (105,999) U.S. dollars per year, drawn on a U.S. bank, in monthly installments of $8,833.25 on or before the first day of each calendar month, without offset or deduction. One monthly rental payment, plus an appropriate traction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE’S execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place designated in writing by LESSOR. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics (“Index”), then base rent due during each calendar year of this lease and all extensions thereof shall be adjusted in proportion to any increase in the Index. The base month from which to determine the amount of each increase shall be January 2016, which figure shall be compared with the figure for November 2016, and each November thereafter to determine the increase (if any) in base rent to be paid during the following calendar year commencing each January 1.

2. SECURITY DEPOSIT. LESSEE shall pay LESSOR a security deposit of $33.000, drawn on a U.S. bank, upon LESSEE’S execution of this lease, which shall be held as security for LESSEE’S performance herein and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’S satisfactory compliance with the terms hereof. LESSEE shall not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE, however, LESSOR may apply the security deposit first to any outstanding invoice or other payment due to LESSOR, and then to outstanding rent, in which event LESSEE shall fully restore said deposit forthwith. LESSEE’S failure to remit or restore the security deposit shall constitute a substantial (ease default if LESSEE fails to pay the security deposit and the initial rental payment as and when required herein, LESSEE agrees that LESSOR may at its sole option, declare this lease null and void for failure of consideration.

3. USE. LESSEE shall use the premises only for executive and administrative offices and a laboratory.

4. REAL ESTATE TAX INCREASES. LESSEE shall pay LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building(s) of which the premises are a part (building”)) of (i) all increases in the real estate (axes levied against the land and building (“property”), whether such increase(s) is/are due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes, and (ii) all real property surcharges and special assessments levied against the property. The base from which to determine the amount of any increase in taxes shall be (he rate and the assessment in effect for the fiscal year ending June 30, 2016, net of abatements, if any.

5. UTILITIES. LESSOR shall provide equipment per LESSOR’S building standards to heat the premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water, and sewer, and shall use whichever utility service provider LESSOR designates. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, including charges for routine maintenance of any on-site septic system. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered.

6. COMPLIANCE WITH LAWS. LESSEE and LESSEE’S employees, agents, affiliates, callers, contractors, visitors, and invitees (“LESSEE parties”) shall not use the premises in any way that may be unlawful, improper, noisy, offensive, harmful, or contrary to any applicable statute, regulation, ordinance, or bylaw. LESSEE parties shall fully comply with all applicable statutes, regulations, ordinances, and bylaws related to or arising out of their use and occupancy of the premises and any allowed alterations herein, including without limitation, maintaining Worker’s Compensation Insurance and obtaining all licenses, permits, and approvals necessary for LESSEE’S use and occupancy of the premises.

7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the premises, or of the property of which the premises are a part be substantially damaged by fire or casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such an event is not caused or contributed to by LESSEE parties and renders the building uninhabitable, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease upon 30 days’ prior written notice if. (a) LESSOR fails to give written notice within 30 days after said event of its Mention to restore the premises; or (b) LESSOR fails to restore the premises, using building standard finishes, to a condition substantially suitable for the use described above within 90 days after said event LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE’S property or equipment.

8. FIRE INSURANCE. LESSEE parties shall not permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any taw, regulation, or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department LESSOR’S insurer, or any similar entity. LESSEE shall not vacate the premises or permit same to be unoccupied other than during LESSEES customary nonbusiness days or hours, or cause or allow the utilities serving the premises to be terminated.

9. SIGNS. LESSOR ~~may~~*, at its expense, identify LESSEE’S occupancy of the premises with a building standard sign at the main entry to the premises and, ~~if applicable~~, **on the building’s directory. LESSEE shall obtain LESSOR’S prior written consent before erecting any sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR’S building standards for style, size, wording, design, location, eta, now or hereafter made by LESSOR. LESSOR may, at LESSEE’S expense, remove and dispose of any sign(s) not property approved, erected, or maintained.

*	shall
**	LESSOR shall include LESSEE’S name

10. MAINTENANCE. Except as otherwise provided below, LESSOR will maintain the structure, roof, landscaping, common areas, and building standard heating and cooling equipment, sprinklers, doors, plumbing, and electrical wiring at the premises, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE parties or others, and corrosion and chemical or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the premises *~~are now~~ in good order**. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, moisture, odors, and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be in anything other than a neat and clean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment serving the premises or the building which relates to or arises out of the storage, discharge, or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste, and will not bring or keep animals therein. If the premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for light office or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. All heating, ventilating, air conditioning, plumbing, and electrical equipment serving areas of the premises used for any purpose other than general office or warehouse, and any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is associated with some specific aspect of LESSEE’S use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’S sole responsibility and at LESSEE’S expense. All maintenance and other services provided by LESSOR shall occur during LESSOR’S normal business hours.

*	will be
**	upon delivery by LESSOR

11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any term hereof, LESSEE may assign this lease or sublet or allow another entity or individual to use or occupy all or part of the premises, but only with LESSOR’S prior written consent in each instance. LESSEE shall not assign this lease or sublet any part of the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, a security deposit increase shall be paid to and held by LESSOR. If LESSEE notifies LESSOR of its desire to assign this lease or sublet, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon notice to LESSEE. Notwithstanding LESSOR’S consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable for the payment of all rent and for the full performance of all terms of this lease and ail amendments and extensions thereto.

12. ALTERATIONS. LESSEE parties shall not make structural alterations, additions, or improvements of any kind to the premises, but LESSEE may make nonstructural alterations, additions, or improvements with LESSOR’S prior written consent fallowed alterations”). All allowed alterations shall be at LESSEE’S expense and shall conform with LESSOR’S building standards and construction specifications or will be subject to restoration charges, If LESSOR or its agents provide(s) any services or maintenance in connection with allowed alterations and/or the review thereof, LESSEE will promptly pay any just invoice(s). LESSEE shall obtain, prior to the commencement of any work, a lien waiver from any contractor(s) performing work at the premises. LESSEE shall not permit mechanics’ liens or similar liens to remain upon the premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. All allowed alterations shall become part of the premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs, or walkways, or otherwise to alter common areas or the exterior of the building. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as required by LESSOR to enable LESSOR to carry out the above-described work.

13. LESSOR’S ACCESS. LESSOR, its agents or designees may at any reasonable time enter to view the premises; to show the premises to others; to make repairs and alterations as LESSOR, its agents, or designees should elect to do for the premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEES expense, to perform work which LESSEE is required but has failed to do.

14. SNOW REMOVAL. The plowing of snow from all driveways and unobstructed parking areas shall be at the sol expense of LESSOR. The control of snow and ice on all walkways, stairs, and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE parties for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises.

15. ACCESS AND PARKING. LESSEE parties may without additional charge use parking spaces provided for the building in common with others. The number of spaces used by LESSEE parties, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE’S proportionate share of the total spaces for the building. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) will be permitted between 7:00 PM and 7:00 AM without LESSOR’S prior written approval, and any such allowed parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers of any type may not be parked at any time. LESSOR may tow, at LESSEES sole risk and expense, any misparked vehicle belonging to LESSEE parties, at any time. LESSEE parties shall not obstruct any portion of the building or its common areas. LESSOR may record activities at the building with monitored and/or unmonitored cameras; however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE parties, and accepts full responsibility for protecting LESSEE parties and their property.

16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE parties for death or personal injuries to all persons and/or property damage, including damage by fire or casualty, arising out of the use, control, condition, or occupancy of the premises by LESSEE parties, except for death, personal injuries, and/or property damage directly resulting from the negligence of LESSOR. LESSEE agrees to indemnity and hold harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments, and attorneys’ fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, driveways, stairs, loading areas, corridors, roofs, walkways, lobbies, atria, elevators, communications closets, community conference rooms, and outdoor areas (“common areas”) shall be considered a part of the premises for purposes of Sections 16 and 17 when they are used by LESSEE parties.

17. INSURANCE. LESSEE shall maintain at its expense a commercial general liability policy insuring LESSEE, LESSOR, and OWNER against all claims for personal injuries (including death) and/or property damage arising out of the use, control, condition, or occupancy of the premises, including any common areas, by LESSEE parties, including damage by fire or casualty, such policy to insure LESSEE, LESSOR, and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO form CG 20 2611 85, ISO form CG 2011 01 96 (without exclusions), ISO form CG 20 11 04 13 (without exclusions), or some other form approved in writing by LESSOR, and each such policy shall be issued by a company or companies satisfactory to LESSOR Prior to occupancy, LESSEE shall deliver to LESSOR a copy of such policy, together with the declarations page and all applicable riders and endorsements, showing that such insurance is in force, and thereafter will deliver, prior to the expiration of any such policy, notice of renewal of same. In the event any such policy or coverage changes, a copy of the policy, declarations page, and all applicable riders and endorsements shall be delivered to LESSOR within 10 days of such change. No policy shall be cancelled without at least 10 days’ prior written notice to each insured. If LESSEE fails to deliver or maintain such insurance at any time during the term of this lease, LESSOR may, without further notice to LESSEE, elect to obtain such insurance, whereupon LESSEE shall pay LESSOR a reasonable charge for such insurance, plus LESSOR’S administrative expenses.

18. BROKERAGE. LESSEE warrants and represents that it has dealt with no broker, tenant representative, or third party in connection with this lease*, and agrees to indemnity LESSOR against all brokerage claims arising out of this lease. LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this lease. If either LESSOR or LESSEE introduces a broker, tenant representative, or other third party on its behalf for any extension, amendment, or other modification of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker, tenant representative, or third party.

*	except for NAI Hunneman to which LESSOR shall pay a commission in accordance with a separate agreement

19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other like instruments made at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.

20. DEFAULT AND RENT ACCELERATION. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership, or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’S property, or (b) LESSEE shall default in the observance or performance of any term herein, and such default shall not be corrected within 10 days after written notice thereof*, then LESSOR shall have the right thereafter, white such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE’S effects, without liability, including for trespass or conversion, and without prejudice to any other remedies. If LESSEE defaults in the payment of any rent and any such rental default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due herein as of the date of LESSOR’S notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages, since both parties agree that such amount is a reasonable estimate of the actual damages likely to result from such breach. No actions taken by LESSOR under this section shall terminate LESSEE’S obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE may at any time be applied by LESSOR in its sole discretion first to any unamortized improvements completed for LESSEE’S occupancy, then to any unpaid invoice or other payment due to LESSOR, and then to unpaid rent. LESSEE shall pay all invoices within 10 days of the date of such invoice(s). If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one-time late charge for each past due amount equal to one percent of such overdue amount or $35 (whichever is greater) and interest at the rate of 18 percent per annum on any past due amount.

*	or, in the event such default cannot be cured within said 10-day period, LESSEE shall have not commenced to cure and be diligently proceeding to cure

21. NOTICE. All notices from LESSOR to LESSEE under this lease shall be given in writing and shall be deemed duly served when ~~left at the premises~~, served by constable, sent by recognized courier service with a receipt therefor, or mailed by certified or registered mail, return receipt requested, postage prepaid to LESSEE at *~~the premises~~ or such other address as LESSEE may designate in writing. All notices from LESSEE to LESSOR under this lease shall be given in writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Wobum, Massachusetts 01801 or to the last address designated by LESSOR. No oral, facsimile, or electronic notice shall have any force or effect. Time is of the essence in the service of any notice.

*	Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462, Attn: Chief Financial Officer,

22. OCCUPANCY. If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession. LESSOR may require LESSEE at LESSEE’S expense to relocate to another similar premises (~~which shall be within the same municipality as the current premises, unless~~ *LESSEE is not regularly occupying the premises) at any time upon written notice to LESSEE and on terms comparable to those herein. If any of LESSEE parties occupies, controls, or encumbers any part of the premises without LESSOR’S written permission after the termination of this lease or otherwise beyond the period specified by LESSOR in writing, LESSEE shall be liable to LESSOR for any and all loss, damages, and/or expenses incurred by LESSOR, including consequential damages, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease for the immediately preceding calendar month or LESSOR’S then-current published one-year rental rate for the premises, it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. The occupancy, control, or encumbrance of any part of the premises by any of LESSEE parties beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR’S acceptance of any payments shall not alter LESSEES status as a tenant at sufferance.

*	only in the event

23. FIRE PREVENTION. LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and to complete all other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’S insurer, or any similar entity.

24. OUTSIDE AREA. All items left or stored by LESSEE in any common area without LESSOR’S prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE’S expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’S expense by a disposal firm designated by LESSOR. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’S share of all charges associated therewith.

25. ENVIRONMENT. LESSEE parties shall not interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, in LESSOR’S discretion, by reason of odors, smoke, exhaust, vibrations, noise, moisture, pets, garbage, trash, vermin, pests, or otherwise, and will at their expense employ a professional service to eliminate such interference if determined necessary by LESSOR. No oil, hazardous material, or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR’S prior written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion and other damage in any way associated with the use, storage, disposal, and/or release of same by LESSEE parties. LESSEE shall provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals, and hazardous materials that may be used or present at the premises.

26. RESPONSIBILITY. In all events, neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE’S obligations under this lease be reduced because of loss, injury, or damage caused in any way by the use, leakage, Incursion, discharge, seepage, flooding, or escape of water or sewage in any form or from any source, or by the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider, or by any cause beyond LESSOR’S immediate control. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect, or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.

27. SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE parties’ goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises and all keys and locks thereto, all fixtures, equipment and workstations of any type connected therewith, and all allowed alterations made to or upon the premises, whether completed by LESSEE, LESSOR, or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing, plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveillance and fire protection systems, telecommunications and data wiring, cable trays, telephone systems, racking, air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, millwork, casework, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects, and all furnishings and equipment that have been bolted, welded, nailed, screwed, glued, or otherwise attached to any wall, floor, ceiling, roof, pavement, or ground, or which have been directly wired, ducted, or plumbed to any portion of any building or system serving the premises. Prior to surrender, LESSEE shall, at LESSOR’S option, remove or properly terminate and label for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the premises broom dean, fully sanitized from all chemicals or other contaminants, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the premises, or as they were modified during said term with LESSOR’S written consent, reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering the premises until it delivers the premises to LESSOR at the time and in the condition required herein. Any and all property, including business records, that remains at the premises upon termination of this lease shall, at LESSOR’S option, be subject to Section 22 above or be deemed abandoned and be disposed of as LESSOR sees fit, without LESSOR being liable for any loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’S expense; retain same under LESSOR’S control; sell same without notice at a public or private sale and apply the net proceeds of such sale to the payment of any sum due herein; or destroy same. Notwithstanding the delivery of any keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties. The parties’ rights and obligations under this section shall survive termination of this lease.

28. GENERAL. (a) The invalidity or unenforceability of any clause or term of this lease shall not affect or render invalid or unenforceable any other clause or term hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE is intended or shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall rune with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only which each is lessor or owner of the premises. (d) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred. (e) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner, or beneficiary individually. (f) LESSOR represents that the owner of the premises (“OWNER”) has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, ownership, or some combination thereof, LESSEE’s obligations shall be joint and several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors, and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by other parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, and statements, and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by all parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described above. (j) If, for any reason, LESSOR does not deliver possession of the premises as provided herein, unless a delay is caused or contributed to in any way by any of LESSEE parties, the rent, excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE’s sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay. (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (l) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease, or any subsequent amendment or extension, or to receive LESSOR’s consent as provided for herein, if LESSEE is at that time in default of any term hereof. If this lease terminates pursuant to Section 20 above, LESSEE acknowledges and agrees that this lease may, at LESSOR’s election, be reinstated by LESSOR with or without notice to LESSEE, and LESSOR may require one or more conditions prior to reinstatement. (m) No restriction, condition, or other endorsement by LESSEE on any payment, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease. (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any term of this lease. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use, and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any of LESSEE parties to violate this lease or any of its terms. (p) LESSEE’s covenants under this lease shall be independent of LESSOR’s covenants, and LESSOR’s failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER, and GUARANTOR hereby waive any and all right to a jury trial in any proceeding in any way arising out of the subject matter of this lease and/or the guaranty. (r) See attached Rider to Lease for additional terms.

29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR’s buildings (excluding LESSEE’s intellectual property, patents and accounts receivable) to secure the performance of all LESSEE’s obligations under this lease or any subsequent lease between the parties.                                  all necessary amendments in connection with this security interest. This security agreement                                  subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE’s obligations under this lease or any subsequent lease shall be a default under this security agreement and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Massachusetts. In the event of default, LESSEE shall assist and facilitate LESSOR’s exercise of its rights under this section.

30. AUTOMATIC LEASE EXTENSIONS. This lease, including all terms and escalations, etc. shall be automatically extended for additional successive periods of one year each unless LESSOR                                      whereupon it will be of no further force or effect. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease term. Time is of the essence.

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this 18th day of August, 2016.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ALLENA PHARMACEUTICALS, INC.

By:	/s/ Eric S. Anderson	By:	/s/ Edward Wholihan
	Duly authorized		Duly authorized

Edward Wholihan Print name

CFO Title

GUARANTY

In consideration of LESSOR making this lease with LESSEE, GUARANTOR hereby personally and unconditionally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all financial and nonfinancial obligations arising out of (i) this lease (and all amendments, extensions, and/or assignments thereof) with respect to the premises herein and any new premises that may become subject to this lease, and (ii) LESSEE’s use and/or occupancy of any premises managed by LESSOR. The undersigned                                      enforcing this guaranty. LESSOR’s consent to any assignments, subleases, amendments, and extensions by LESSEE or to any compromise or release of LESSEE’s liability under this lease, with or without notice to the undersigned, or LESSOR’s failure to notify the undersigned of any default and/or reinstatement of this lease, shall not relieve GUARANTOR from personal liability.

In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has causes this guaranty to be executed this              day of                         , 20__.

Address:
Signature
Print name:

CUMMINGS PROPERTIES, LLC

STANDARD FORM

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern:

A. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center and Dunham Road in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect including prompt filing with LESSOR of any documents required by the SESD. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance of LESSEE with such regulations.

B. ACTIVITY AND USE LIMITATION. Except as provided below, with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Way in Wobum (only), the following activities and uses are expressly prohibited at the property of which the premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, child care, day care and children’s learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26,1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2,1997 (Book 14299, Page 257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), September 17,2008 (Book 28043, Page 576), and June 20,2016 (Book 35016, Page 348). As to 10 and 18 Commerce Way, the Notice of Activity and Use Limitation dated December 12,1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No. 1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19,2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

C. CHANGE IN CORPORATE FORM. If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration or domestication, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee(s).

D. LESSOR, at LESSOR’S cost, shall, at the premises, repair and repaint alt drywall partitions, replace glass and light bulbs as needed, change all primary lock cylinders on exterior entry doors, clean all flooring, replace all damaged and missing ceiling tiles, broom-clean the premises, and connect gas and electric services. LESSOR agrees to deliver the premises in good working condition as of the commencement date of this lease, including all systems serving the premises, three fume hoods, one emergency shower with eyewash station, and two backflow preventers.

E. Notwithstanding anything to the contrary in Section 25 of this lease, LESSEE may use and store hazardous material, as that term is defined in M.G.L. c. 21E, §2, within the premises, in an amount not to exceed LESSEE’S proportionate share of the total hazardous material storage capacity allowed by applicable building code(s) and governmental authorities, which proportionate share is currently 10.22%, provided LESSEE fully complies with all applicable local, state, and federal laws, regulations, ordinances, and bylaws (collectively, “applicable laws”). In the event of any future changes in the size of the premises or the total leasable square footage of the building, there shall be a further corresponding adjustment of LESSEE’S proportionate share of the total hazardous materials storage capacity. In the event that any hazardous material and/or hazardous waste remains in the premises after the termination of this lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to this lease (in either case, the “Vacate Date”), or in the event that any manifest(s) need to be prepared for the delivery, transport, removal, and/or disposal of any hazardous material and/or hazardous waste to or from the premises (e.g., EPA Form 8700-22) and LESSEE’S authorized representative is unavailable for any reason, LESSEE hereby authorizes LESSOR to execute any and all manifests and related documents necessary to properly effectuate such delivery, transport, removal, and/or disposal on LESSEE’S behalf and at LESSEE’S sole expense using LESSEE’S Hazardous Waste Generator Identification Number. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage, and personal injury in any way relating to or arising out of the use, storage, disposal, transport, and/or release of such hazardous material or hazardous waste.

F. Notwithstanding anything in Section 10 of this lease to the contrary, LESSEE’S maintenance and repair obligations shall specifically include, without limitation, quarterly (or more frequent if necessary) inspection, repair, and replacement as needed of (i) all acid neutralization, pH adjustment, and other wastewater treatment tanks and equipment and drain lines into which said tanks and equipment discharge, (ii) backflow preventers and back-up generators that serve the premises, and (iii) all HVAC equipment not exclusively serving office areas, as well as all exhaust and intake fan components, including belts and air filters. LESSOR agrees to deliver to LESSEE a list of HVAC equipment not exclusively serving office areas, as well as exhaust fans serving the premises as of the commencement date of this lease. LESSEE shall be responsible for semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in all tanks, ensuring that all wastewater discharged from the premises is neutralized to a pH range between 6 and 9, or, in the case of deionized water, is appropriately diluted or treated, and fully complying with all applicable laws. Notwithstanding anything in Section 10 of this lease to the contrary, LESSEE acknowledges and agrees that the plumbing, electrical, and heating, and cooling systems serving the premises shall be maintained by LESSEE, at its sole expense, except that LESSOR shall maintain the restrooms and any of the above systems that exclusively serve(s) the office areas of the premises. Throughout the term of this lease, within 30 days following LESSOR’S request, and on or before the Vacate Date, LESSEE shall provide LESSOR with written evidence from a qualified third party documenting LESSEE’S compliance with the foregoing inspection, repair, and maintenance obligations, and certifying that all such equipment and systems required to be maintained by LESSEE are in good working condition (the “Condition Statement”). Time is of the essence.

G.* On or before the Vacate Date, LESSEE shall, at its sole expense, have the entire premises, including all extensions thereof (e.g. shafts, ducts, etc.) used in any way by LESSEE, cleaned, sanitized, and tested, and shall provide LESSOR with a written certification from a licensed, independent, and certified industrial hygienist (“CIH”) stating that as of the Vacate Date, the entire premises have been cleaned, sanitized, and tested and are free from all harmful chemical, biological, radioactive, and other contamination arising out of LESSEE’S tenancy, that there are no restrictions on future use or occupation by others, including any demolition, modification, and/or disposal of any materials as non-hazardous waste, and that the indoor air quality at the premises is satisfactory. Said cleaning, testing, and certification shall be completed in accordance with all CIH professional standards and all applicable laws and shall include, but not be limited to, all cabinetry, countertops, walls, ceilings, floors, casework, and all other surfaces, all mechanical and HVAC equipment, ductwork, diffusers, return air grilles, filters, make-up air units, exhaust fans, hoods, plumbing lines and fixtures, drains, septic systems (if any), and all acid neutralization, pH adjustment, and other wastewater treatment tanks, piping, and equipment. If LESSEE used, stored, and/or disposed of any radioactive materials at, in, on, or near the premises, LESSEE shall provide LESSOR with a written statement from all applicable governmental authorities that the premises have been fully decommissioned in accordance with all applicable laws on or before the Vacate Date.

H.* The premises shall be deemed occupied by LESSEE in accordance with Sections 22 and 27 of this lease unless and until LESSEE has provided, to LESSOR’S satisfaction and/or the satisfaction of LESSOR’S CIH, the required CIH certification, all applicable decommissioning statements, and the Condition Statement, all in accordance with the terms of the three preceding paragraphs.

I.* LESSEE shall provide to LESSOR and maintain throughout the entire lease term an Irrevocable Standby Letter of Credit negotiable on sight in the amount of $26,500 as security for LESSEE’S performance under the preceding four paragraphs and all other obligations under this lease. Said letter of credit shall be issued by a bank acceptable to LESSOR; provide for payment to LESSOR immediately and on sight upon LESSOR’S delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under this lease or is otherwise permitted under this lease; terminate no earlier than two months after the termination of this lease; and shall otherwise be in a form acceptable to LESSOR’S counsel. In addition, LESSOR shall be entitled to draw on said letter of credit and hold the proceeds as a cash security deposit in the event that LESSOR feels insecure about the continuing solvency of the issuing bank. Said letter of credit or the amount of the letter of credit in cash shall be delivered to LESSOR upon LESSEE’S execution of this lease. If cash is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a letter of credit that fully complies with this paragraph. LESSEE shall pay LESSOR for all legal and administrative expenses incurred by LESSOR in connection with said letter of credit. The security required to be delivered to LESSOR pursuant to this paragraph shall be in addition to the cash security deposit provided for in Section 2 above.

J.* The preceding five paragraphs are key considerations of this lease.

K. Notwithstanding anything in Paragraph F above to the contrary, if at any time during the initial term of this lease (only), any of the HVAC equipment serving the laboratory portion of the premises (only) ceases to operate notwithstanding LESSEE’S maintenance of said equipment, then, provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease, and provided an independent, licensed, arm’s length third-party HVAC technician certifies to LESSOR in writing that (a) LESSEE used, operated, and maintained said equipment throughout the term of this lease in accordance with the manufacturer’s recommendations and all terms of this lease, and (b) said HVAC equipment ceases to operate solely as a result of reasonable wear and tear, then LESSOR or LESSOR’S contractor (only) shall, at LESSOR’S sole discretion, repair and/or replace said equipment, and LESSOR shall be responsible for the payment of all charges to repair and/or replace said equipment, except that LESSEE shall in each instance of repair and/or replacement, be responsible for said charges not to exceed the first $3,500 incurred by LESSOR to effectuate each such repair and/or replacement (said charge in each such instance, the “Initial Charge”). In each such instance, LESSEE shall pay the initial Charge to LESSOR within 10 days following receipt of LESSOR’S invoice therefor. Alt work performed by LESSOR and/or LESSOR’S contractor under this Paragraph K shall be performed during LESSOR’S normal business hours (only). Time is of the essence. All other terms of Paragraph F above shall continue to apply.

L.* LESSOR consents to LESSEE’S limited non-exclusive access to the roof of the building to perform LESSEE’S maintenance obligations as set forth above (only). LESSEE agrees that the roof is a common area of the building and that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR and OWNER harmless from, all property damage and personal injury, including death, associated in any way with the activities of LESSEE parties on the roof and/or the location, installation, or maintenance of said equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.

M The annual base rent as provided in Section J above does no! include any charge for use of approximately 3,272 square feet (including 4.7% common area) shown as the hatched area on the mutually agreed upon plan attached hereto (the “Hatched Area”) because LESSEE has represented that LESSEE (i) will not use the Hatched Area and (ii) intends only to use the approximately 3,890 square feet (including 4.7% common area) of unhatched area. LESSEE may, however, elect at any time to use the Hatched Area or any portion thereof, and if LESSEE does use the Hatched Area or any portion thereof in any way other than to occasionally pass through the Hatched Area, then the annual base rent shall be immediately increased by Si! l,0S4 for the balance of the lease term.

N.* if LESSEE has not previously elected to use the Hatched Area or any portion thereof, LESSOR may, at LESSOR’s sole expense, remove the Hatched Area from the premises at any time during the lease term by serving LESSEE with five days’ prior written notice to that effect. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as requested by LESSOR to enable LESSOR to carry out any modifications required to remove the Hatched Area from the premises, and LESSEE shall indemnify and hold harmless LESSOR and LESSOR’S agents, employees and contractors from any and all injury or damage arising out of this work. In the event LESSOR removes the Hatched Area from the premises, the size of the premises shall be decreased by 3,272 square feet (including 4,7% common area) and the base rent set forth in Section 1 above shall remain the same.

O. The parties acknowledge and agree that the utilities serving the Hatched Area, are not separated from the utilities serving the remainder of Suite B, and that LESSEE shall pay all utility charges for the entire suite. If LESSOR leases the Hatched Area to a third, party for any use other than storage, LESSEE’S monthly rent shall be reduced by $409 throughout the third party’s occupancy in order to compensate LESSEE for such third party’s utility usage. Alternatively, LESSOR may, at its election and expense, separate (he utilities serving the Hatched Area and the remainder of Suite B, in which case, LESSEE will not receive a reduction in base rent.

P. LESSOR may elect to cancel this lease for any reason or no reason at all, to be effective on or after December 30, 2016, by serving LESSEE with not less than 90 days’ prior written notice to that effect.

Q.* Sudbury Research Center, LLC, OWNER of the premises referred to in Section 28 above, hereby consents to this lease, and, provided LESSEE is not then in default of this lease, agrees to recognize all rights of LESSEE hereunder.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ALLENA PHARMACEUTICALS, INC.

By:	/s/ Eric S. Anderson	By:	/s/ Edward Wholihan
	Duly authorized		Duly authorized

Date:	8/8/16	Print name	Edward Wholihan

		Title:	CFO

CUMMINGS PROPERTIES, LLC

STANDARD FORM

LEASE EXTENSION #1

In connection with a lease in the effect between Cummings Properties, LLC, LESSOR, and Allena Pharmaceuticals, Inc., LESSEE, at 142-B North Road, Sudbury, Massachusetts (“premises” or “leased premises”), fully executed on August 18, 2016 and currently scheduled to terminate on August 30, 2017, and in consideration of the mutual benefits to be derived herefrom, the parties hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.	The lease is hereby extended for an additional term of one year and six months and is now currently schedule to terminate at noon on February 28, 2019, unless otherwise terminated or extended as provided in the lease, as amended.

2.	Effective March 1, 2017, base rent shall be changed to one hundred forty two thousand two hundred sixty (142,260) dollars per year of $11,855 per month.

3.	Effective March 1, 2017, the base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2016, which figure shall be compared with the figure for November 2017, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

4.*	LESSOR, at a total charge to LESSEE of $4,000 to be paid by LESSEE upon LESSEE’s execution of this extension, shall modify the premises according to the mutually agreed upon plan attached hereto within 30 days following full execution of this extension, approval of final plans and specifications (if any), and LESSOR’s receipt of a building permit for said modifications.

5.	Notwithstanding monthly rent as provided in Section 2 above, LESSEE may deduct $1,434.50 from the monthly rental payment due for the month of March 2017 (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease.

6.	Paragraph M of the Rider to Lease is hereby deleted and the following shall not apply. The annual base rent as provided in Section 2 above does not include any charge for use of approximately 2,029 square feet (including 4.7% common area) shown as the hatched area on the attached plan (the “Hatched Area”) because LESSEE has represented that LESSEE (i) will not use the Hatched Area and (ii) intends only to use the approximately 3,890 square feet (including 4.7% common area) of unhatched area and the approximately 1,243 square feet (including 4.7% common area) shows as the cross-hatched area on the attached plan (the “Cross-Hatched Area). LESSEE may, however, elect at any time to use the Hatched Area or any portion thereof, and if LESSEE does use the Hatched Area or any portion thereof in any way other than to pass through the Hatched Area, then the annual based rent shall be immediately increased by $56,272 for the balance of the lease term.

7.	Paragraph N of the Rider to Lease is hereby deleted and the following shall now apply. If LESSEE has not previously elected to use the Hatched Area or any portion thereof, LESSOR may, at LESSOR’s sole expense, remove the Hatched Area or portion(s) thereof from the premises from time to time during the lease term by serving LESSEE with at least five days’ prior written notice to that effect. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as requested by LESSOR to enable LESSOR to carry out any modifications required for such removal, and LESSEE shall indemnify and hold harmless LESSOR and LESSOR’s agents, employees and contractors from any and all injury or damage arising out of this work. In the event LESSOR removes the Hatched Area or portion(s) thereof from the premises, the size of the premises shall be decreased by the number of square feet so removed (including 4.7% common area) and the then-current annual base rent shall remain the same.

8.	Paragraph O of the Rider to Lease is hereby deleted and the following shall now apply. The parties acknowledge and agree that the utilities serving the Hatched Area are not separated from the utilities serving the remainder of Suite B, and that LESSEE shall pay all utility charges for the entire suite. If LESSOR leases all or any portion of the Hatched Area to a third party for any use other than storage, LESSEE’s then-current annual rent shall be reduced by the product of the number of square feet so removed and $1.50 throughout the third party’s occupancy (to be apportioned on a monthly basis) in order to compensate LESSEE for such third party’s utility usage. Alternatively, LESSOR may, at its election and expense, separate the utilities serving the Hatched Area or the applicable portion thereof, as the case may be, and the remainder of Suite B, in which case, LESSEE will not receive a reduction in base rent.

9.	If LESSEE has not elected to use the Hatched Area or any portion thereof as provided in Section 6 above, and LESSOR has not removed the Hatched Area or any portion thereof as provided in Section 7 above, LESSOR may elect to remove the Cross-Hatched Area or any portion thereof from the premises at any time during the lease term by serving LESSEE with at least 60 days’ prior written notice to that effect. LESSOR’s notice shall specify (i) the configuration of the Cross-Hatched Area to be removed, (ii) the effective date of such removal (the “Recapture Area”). The square footage of the Relocation Area shall not be less than the square footage of the Cross-Hatched Area removed by LESSOR. Effective on the Recapture Date, (a) the square footage of the Cross-Hatched Area shall be reduced in accordance with the reconfiguration in subsection (i) above, and (b) the square footage of the Hatched Area shall be reduced by the number of square feet in the Relocation Area, in accordance with subsection (iii) above without any increase or decrease in base rent. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as requested by LESSOR to enable LESSOR carry out any modifications required to remove the Cross-Hatched Area or the applicable portion thereof, as the case may be, from the premises, and LESSEE shall indemnify and hold harmless LESSOR and LESSOR’s agents, employees, and contractors from any and all injury or damage arising out of this work. LESSEE shall vacate the Cross-Hatched Area or the applicable portion thereof, as the case may be, on or before 12:00 PM on the Recapture Date, and any extended occupancy of the Cross-Hatched Area or the applicable portion thereof, as the case may be, shall be governed by Section 22 of the lease. All other terms of Section 6 above shall continue to apply. Time is of the essence.

10.	In consideration of this extension, Paragraph P of the Rider to Lease is hereby deleted and of no further force or effect.

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, including any prior amendments and extensions, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this 28th day of February, 2017.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ALLENA PHARMACEUTICALS, INC.

By:	/s/ Ernest Agresti, Jr.	By:	/s/ Edward Wholihan
	Duly authorized		Duly authorized

		Print Name:	Edward Wholihan

		Title:	CFO